Exhibit 99.1

News Release

IGT Re-Aligns to Position for Long-Term Earnings Growth

LAS VEGAS — Mar. 25, 2014 — International Game Technology (NYSE: IGT) is taking actions to re-align its cost structure for long-term earnings growth.

In order to responsibly address the challenges facing the gaming industry and their related impact on IGT, the Company is enacting cost-cutting measures including the reduction of its global workforce by 7 percent to realize expected cost savings of $30 million in the current fiscal year and an estimated $50 million on an annual run-rate basis.

The Company is lowering its fiscal year 2014 guidance for adjusted earnings per share from continuing operations from $1.28 to $1.38 to $1.00 to $1.10. The Company is also providing guidance for adjusted earnings per share from continuing operations of $0.17 to $0.19 for the second fiscal quarter of 2014.

“As we reach the halfway point in our fiscal year, you can see this is a challenging time for the industry and IGT.  We knew that our success in 2013 would be difficult to replicate.  However, we did not expect such a sharp decline in North American gross gaming revenues, or further degradation in the international currency, compliance, and importation environment,” said Patti Hart, IGT CEO.

In addition to the actions mentioned above, IGT is taking a number of decisive actions to position for long-term earnings growth:

•                  Continued commitment to improve its gaming operations performance

•                  Secured a new global licensing agreement with Sony, which provides IGT with expanded franchise rights for Wheel of Fortune through the year 2024

•                  Launching Powerbucks, a new interstate progressive jackpot, in Nevada, New Jersey, South Dakota, and Canada expected by the end of the fiscal year

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•                  Preserving its $200 million annual R&D investment, to maintain industry leading innovation

•                  Reached a new agreement with Action Gaming to solidify IGT’s 90-plus percent market share in video poker

•                  Re-engineering its game development process to leverage its strength in social gaming to improve land-based game performance

•                  Increasing its commitment to the Asian market

The opportunity for further discussion of IGT’s re-alignment and strategic initiatives will be available on a conference call with CEO Patti Hart and CFO John Vandemore at 8:30 a.m. EDT on Wednesday, March 26.  Dial-in information is below.

Conference Call

IGT will host a conference call on Wednesday, March 26, 2014, at 5:30 a.m. PDT (or 8:30 a.m. EDT). The access numbers are as follows:

Domestic callers dial +1 800-857-5746, passcode IGT

International callers dial +1 517-308-9488, passcode IGT

The conference call will also be broadcast live over the Internet. A link to the webcast is available at the IGT website: http://www.IGT.com/investors.  The call will be archived through Wednesday, April 9, 2014 at http://www.IGT.com/investors, for those interested parties that are unable to participate during the live webcast.

A taped replay of the conference call will be available after the conference call. This replay will run through Wednesday, April 9, 2014.  The access numbers are as follows:

Domestic callers dial +1 866-443-4143

International callers dial +1 203-369-1111

Adjusted earnings per share from continuing operations is a non-GAAP financial measure.  GAAP earnings per share from continuing operations for fiscal year 2014 will include acquisition-related expenses, primarily related to DoubleDown, severance costs, currency devaluation expenses, asset impairment charges and certain discrete tax items or benefits, the amount of which is not determinable at this time.  The company may also recognize other items that are not currently determinable, but may be significant. For this reason, the company is unable to provide estimates for full-year GAAP earnings per share from continuing operations at this time.  Additionally, GAAP earnings per share from continuing operations for the second quarter of fiscal year 2014 will include acquisition-related expenses, primarily related to DoubleDown, severance costs, currency devaluation expenses, and asset impairment charges.  The company may also recognize other items that are not currently determinable, but may be significant. For this reason, the company is unable to provide estimates for GAAP earnings per share from continuing operations for the second quarter of fiscal year 2014 at this time.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties.  These statements include implementation of certain cost reduction initiatives and our estimated cost savings related to such initiatives, our expected future financial and operational performance (including our  guidance for fiscal year 2014 and the second quarter of fiscal 2014), our recently executed agreement with Sony, and, and our strategic and operational plans.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions and changes in economic conditions affecting the gaming industry; new or changing laws or regulations or new interpretations of existing laws or regulations affecting our business; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations, including regulatory and currency risks; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; our ability to implement and manage cost reduction initiatives; future developments or changes affecting online gaming or social casino-style gaming, which is a new and evolving industry; and risks related to business combinations, investments in intellectual property and the integration of acquisitions.  A further list and description of these and other risks, uncertainties and other matters can be found in our annual report and other reports filed with the Securities and Exchange Commission, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal 2013 filed with the SEC on November 26, 2013 and our Quarterly Report on Form 10-Q for our fiscal quarter ended December 31, 2013 filed with the SEC on February 5, 2014 and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com/investors.    All information provided in this release is as of March 25, 2014, and IGT does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

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About IGT

International Game Technology (NYSE: IGT) is a global leader in casino gaming entertainment and continues to transform the industry by translating casino player experiences to social, mobile and interactive environments for markets around the world. IGT’s acquisition of DoubleDown Interactive provides engaging social casino style entertainment to more than 6 million players monthly. More information about IGT is available at IGT.com or connect with IGT at @IGTNews or facebook.com/IGT. Anyone can play at the DoubleDown Casino by visiting http://apps.facebook.com/doubledowncasino or doubledowncasino.com

IGT Contacts:

Kate Pearlman

Vice President, Investor Relations and Treasury

+1 (702) 669-6451

Phil O’Shaughnessy

Director Global Corporate Communications

+1 (702) 669-2975